SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

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Coast Dental Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Coast Dental

Coast Dental Services, Inc.
2502 North Rocky Point Drive
Suite 1000
Tampa, Florida 33607

June 25, 2002

Dear Stockholder,

     You are cordially invited to attend the 2002 Annual Meeting of stockholders (the “Meeting”) of Coast Dental Services, Inc. (the “Company”). The Meeting will be held August 1, 2002 at 10:00 a.m., local time, at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes 1) the election of one Director, 2) a proposal to approve the reincorporation of the Company from the State of Delaware to the State of Florida, and 3) a proposal to ratify the appointment of the Company’s independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

DR. TEREK DIASTI Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
MANAGEMENT – DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
EXECUTIVE COMPENSATION
COMPENSATION SUMMARY TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
REPORT OF THE COMPENSATION COMMITTEE
COMPARISON OF CUMULATIVE TOTAL RETURN
AUDIT AND RELATED FEES
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2002 ANNUAL MEETING

Coast Dental
Coast Dental Services, Inc.
2502 North Rocky Point Drive
Suite 1000
Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 1, 2002

     Notice is hereby given that the Annual Meeting of stockholders (the “Meeting”) of Coast Dental Services, Inc. (the “Company”), a Delaware corporation, will be held at the Hyatt Regency Westshore, located at 6200 Courtney Campbell Causeway, Tampa, Florida 33607, on August 1, 2002, at 10:00 a.m., local time for the following purposes:

1.	To re-elect one Director to serve until the Annual Meeting in 2005 and until his successor is elected and qualified or until his earlier resignation, removal from office or death;
2.	To approve the reincorporation of the Company from the State of Delaware to the State of Florida.
3.	To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent auditors for fiscal year 2002; and
4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2001 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on June 17, 2002 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting, if you so desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

By Order of the Board of Directors,

William H. Geary, III Secretary

Tampa, Florida
June 25, 2002

COAST DENTAL SERVICES, INC.
2502 North Rocky Point Drive
Suite 1000
Tampa, Florida 33607

PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors and management of Coast Dental Services, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2002 Annual Meeting of Stockholders (the “Meeting”), which will be held at 10:00 a.m., local time on August 1, 2002 at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida 33607.

     The Board of Directors has fixed the close of business on June 17, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of April 1, 2002, 2,091,223 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. For the purposes of determining the presence of a quorum at the Meeting, abstentions will be counted toward the number of shares represented at the Meeting and broker non-votes will be disregarded. The stockholders present at the Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Meeting.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 25, 2002. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on June 17, 2002, on all matters that come before the Meeting.

     For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast “for” or “against” are included. However, if a proxy is signed but no specification is given, the share will be voted “FOR” Proposals 1, 2, and 3 (to elect the Board’s nominee to the Board of Directors, to approve a proposal to approve the reincorporation of the Company from the State of Delaware to the State of Florida, and to ratify the appointment of Independent Auditors for 2002. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of the Company, without additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out of pocket expenses incurred by them in so doing.

PROPOSAL ONE – RE-ELECTION OF DIRECTOR

     There are currently five seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of one of the Company’s current Directors, Geoffrey L. Faux, will expire at the Meeting. Mr. Faux was appointed to the Board in March 2002 replacing Stuart Hawley who resigned. The Board of Directors recommends that this Director be re-elected at the Meeting to hold office until the Company’s annual meeting in 2005 and until his successor shall be duly elected and qualified or until his earlier resignation, removal from office or death.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF GEOFFREY L. FAUX AS DIRECTOR, TO SERVE THE TERM DESCRIBED ABOVE. For further information on Geoffrey L. Faux see “Management – Directors and Executive Officers” and “Security Ownership of Management and Others.” Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the Meeting. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors. In the event Geoffrey L. Faux should be unable to serve, which is not anticipated, Dr. Terek Diasti, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

MANAGEMENT – DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning our executive officers and directors:

Name	Age	Title

Dr. Terek Diasti	42	Chief Executive Officer, Chairman of the Board of Directors(1)
Dr. Adam Diasti	40	President, Dental Director and Director
William H. Geary, III	39	Chief Financial Officer, Secretary, Treasurer
Timothy G. Merrick	39	Vice President – Finance
Donald R. Millard	53	Director(1)(3)
Geoffrey L. Faux	46	Director (1)(2)(3)
Darrell C. Smith	48	Director(3)

(1)	Member of Compensation Committee.
(2)	Director Currently Nominated for Re-Election.
(3)	Member of Audit Committee.

Information regarding Inside Directors and Executive Officers:

     Terek Diasti, DVM, Chief Executive Officer, Chairman of the Board of Directors. Dr. Diasti is a founder of the Company and has served as Chairman of the Board of the Company since 1992. Dr. Diasti’s term as Director expires during the year 2003. From 1989 to 1993, Dr. Diasti operated and managed Lakeside Animal Hospital, Avalon Animal Hospital, Country Oaks Animal Hospital and Northdale Animal Hospital, all of which are veterinary hospitals in Tampa, Florida. While at the veterinary hospitals, Dr. Diasti was engaged in the development, internal managerial and operational programs. Dr. Diasti received his Doctorate of Veterinary Medicine from Purdue University.

     Adam Diasti, DDS, President, Dental Director and Director. Dr. Diasti is a founder of the Company and has served as the President of the Company since its inception. Dr. Diasti’s term as Director expires during the year 2004. Dr. Diasti is also the founder, President, director and sole stockholder of Coast Florida, P.A., Coast Dental Services, P.A., Coast Dental of Georgia, P.C., Coast Dental Services of Tennessee, P.C. and Adam Diasti, D.D.S. & Associates, P.C. (collectively, the “Coast P.A.”). From May 1991 to May 1992, he managed and operated the Sarasota Walk-In Dental Clinic, a group practice of three dentists and denture laboratory in Sarasota, Florida. Prior to May 1991, Dr. Diasti worked as a dentist in a large group practice of 18 offices known as Quality Dental in Newman Grove, Nebraska. He served as the Dental Operations Manager of Quality Dental. Dr. Diasti has a Doctorate of Dental Surgery from Creighton University in 1990 and is a member of the American Dental Association.

     William H. Geary, III – Chief Financial Officer, Secretary, Treasurer. Mr. Geary joined the Company in October 1997 and served as its Controller until his appointment as Chief Financial Officer , Secretary and Treasurer in October 1999. From October 1991 to October 1997, Mr. Geary served as Divisional Vice President and Controller for Beall’s, Inc., an operator of approximately 200 department and outlet stores in three states. From 1984 to 1991, Mr. Geary served in the audit department of Deloitte & Touche, LLP. Mr. Geary has a Bachelor of Science in Accounting from the University of South Florida and is a Certified Public Accountant.

     Timothy G. Merrick, Vice President – Finance. Mr. Merrick joined the Company in February 2002. From June 1998 to December 2001, Mr. Merrick worked for Celotex Corporation, a national manufacturer of building products, and served as Vice President and Controller. From February 1995 to May 1998, Mr. Merrick worked for FCCI Mutual

Insurance Company, a regional property and casualty insurance company, and served as Assistant Vice President of Finance. From 1986 to 1995, Mr. Merrick worked for Price Waterhouse in its audit and business advisory practice and served as Senior Manager. Mr. Merrick holds a Masters of Accountancy degree from the University of South Florida and a Bachelor of Arts in Accounting degree from the University of South Florida. Mr. Merrick is a Certified Public Accountant.

Information regarding Outside Directors:

     Donald R. Millard has been a Director and a member of the Audit and Compensation Committees of the Company since the Company’s initial public offering in February 1997. Mr. Millard’s term as Director expires during the year 2003. Since October 2000, Mr. Millard has been the Chief Financial Officer and Senior Vice President of AGCO Corporation (NYSE:AG), a global manufacturer and distributor of agricultural equipment with annual revenues in excess of $2.0 billion. From 1997 to October 2000, Mr. Millard was the Chief Executive Officer and President of Matria Healthcare, Inc. (NasdaqNM: MATR), a leading provider of comprehensive obstetrical home care and maternity management services. Mr. Millard also served as Senior Vice President of Finance, Chief Financial Officer and Treasurer of Matria Healthcare, Inc. from 1996 to 1997. Previously, Mr. Millard had served as Vice President – Finance and Chief Financial Officer of Healthdyne, Inc. from 1987 until Healthdyne, Inc. consummated a merger in 1996 with Tokos Medical Corporation to form Matria Healthcare, Inc. In October 2000, Mr. Millard also became a director of American HomePatient, Inc. (OTCBB:AHOM.OB). Mr. Millard, a Certified Public Accountant, received a Bachelor of Business Administration in Accounting from the University of Georgia in 1969.

     Geoffrey L. Faux was appointed as a Director and a member of the Audit and Compensation Committees of the Company in March 2002. Since April 2001, Mr. Faux has served as Managing Director and since January 2002 as Managing Partner of Harpeth Capital LLC, an investment banking firm. During 2000, Mr. Faux served as President of Electronic Medical Distribution, Inc., an early-stages healthcare services company. Mr. Faux served as President of Orthodontic Centers of America, Inc. (NYSE:OCA) from June 1997 to October 1999 and as a Director of such company from December 1996 to October 1999. From September 1996 to June 1997, Mr. Faux served as Executive Vice President and Chief Administrative Officer of Orthodontic Centers of America, Inc. Mr. Faux served as Director, Investment Banking Group for Prudential Securities, Inc. from 1992 to September 1996.

     Darrell C. Smith was appointed as a Director and a member of the Audit Committee of the Company in March, 2002. Since 1991, he has been a partner in the national law firm of Shumaker, Loop & Kendrick, LLP and currently serves as a member of the firm’s national management committee and a co-managing partner of the firm’s Tampa, Florida office. Mr. Smith has been a practicing attorney for almost 20 years and serves as legal counsel for numerous private and public companies.

Key Relationships

     A family relationship exists between Terek and Adam Diasti, who are brothers, as well as executive officers and Directors of the Company.

Involvement in Certain Legal Proceedings

     Mr. Faux was President of Electronic Medical Distribution, Inc. when it filed for protection from its creditors pursuant to Chapter 11 of the United States Bankruptcy Code in December 2000.

Board of Directors

     The Board of Directors of the Company held 2 formal meetings, with 100% Director attendance, during 2001. The entire Board of Directors functions as a Nominating Committee for recommending to stockholders candidates for positions on the Board of Directors and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company.

Audit Committee

     The Audit Committee currently consisting of Donald R. Millard, Geoffrey L. Faux and Darrell C. Smith, is authorized to recommend to the Board independent certified public accounting firms for selection as auditors of the Company; make recommendations to the Board on auditing matters; make recommendations to the Board concerning the scope of audits; and review and approve the terms of transactions between the Company and related party entities. Through June 2001, the Audit Committee consisted of John Kang and Donald Millard. In July 2001 Stuart Hawley joined the Board of Directors and Audit Committee. In March 2002, Messrs. Kang and Hawley resigned from the Board of Directors and the Audit Committee and were replaced by Messrs. Smith and Faux. The Audit Committee met 4 times in 2001. Messrs. Millard, Kang and Hawley respectively attended 100%, 50% and 33% of the meetings during their respective tenure as committee members. The Company retained Deloitte & Touche, LLP to conduct the audit for the year ended December 31, 2001.

Compensation Committee

     The Compensation Committee, currently consisting of Terek Diasti, Donald R. Millard and Geoffrey L. Faux, is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including, but not limited to, salary matters, incentive/bonus plans, stock option plans, investment programs and insurance plans, and the Committee is authorized to exercise all of the powers of the Board in matters pertaining to employee promotions and the designation and/or revision of employee positions and job titles. During 2001, John Kang served on the Compensation Committee and was replaced by Geoffrey L. Faux when he resigned from the Board of Directors and the Compensation Committee in March 2002. The Compensation Committee met once during 2001 with 100% member attendance.

See “Certain Transactions” for additional information on certain members of management.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and stockholders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of forms, reports and certificates furnished to the Company by such persons, all such reports were filed on a timely basis except Dr. Terek Diasti, Dr. Adam Diasti and Tim Diasti reported purchases by the Diasti Nevada Family Limited Partnership in November 2001 on a late filed Form 4.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of April 1, 2002, information as to the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company’s Common Stock, (ii) each person serving the Company as Director on such date and each nominee for Director, (iii) each person serving the Company as executive officer on such date who qualifies as a “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934 and (iv) all of the Directors and executive officers of the Company as a group.

	Amount and
	Nature of
	Shares
	Beneficially	Percent of
Stockholders(1)	Owned	Class(2)

Diasti Nevada Family Limited Partnership(3)	1,066,780	51.0%
Terek Diasti(3)	1,073,446	51.3%
Adam Diasti(3)	1,073,446	51.3%
Tim Diasti(3)	1,066,780	51.0%
William H. Geary, III(4)	18,093	0.9%
Timothy G. Merrick(5)	0	*
Donald R. Millard(6)	8,001	0.4%
Geoffrey L. Faux(5)	0	*
Darrell C. Smith(5)	0	*
All directors and executive officers as a group (7) persons)	1,106,206	52.9%

*	Less than one percent
(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is 2502 North Rocky Point Drive, Suite 1000, Tampa, Florida 33607.
(2)	Based on 2,091,223 shares of Common Stock outstanding. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Shares are owned by the Diasti Nevada Family Limited Partnership, 639 Isbell Road, Suite 390, Reno Nevada 89509, in which Dr. Terek Diasti, Dr. Adam Diasti and Tim Diasti exercise equal investment and voting powers as equal stockholders of the corporate general partner. For Dr. Terek Diasti and Dr. Adam Diasti, includes 6,666 shares issuable upon the exercise of stock options granted to each of them pursuant to the Company’s 1995 Stock Option Plan, which have vested and are fully exercisable. Excludes 141,456 shares issuable upon the exercise of stock options held by the Coast P.A. for the benefit of the Coast P.A. professionals. Adam Diasti is the sole owner of the Coast P.A.
(4)	Includes 18,093 shares issuable upon the exercise of stock options granted pursuant to the Company’s 1995 Stock Option Plan, which have vested and are fully exercisable.
(5)	Excludes stock option grants which will vest over the next three years but are not exercisable within 60 days of the date hereof.
(6)	Includes 8,001 shares issuable upon the exercise of stock options granted pursuant to the Company’s 1995 Stock Option Plan, which have vested and are fully exercisable.

EXECUTIVE COMPENSATION

Compensation to Outside Directors

     The Company pays each director who is not an employee of the Company (“Outside Director”) $2,000 for each Board of Directors meeting attended, plus reimbursement for all reasonable expenses incurred by such director in connection with such attendance at any meeting of the Board of Directors.

     On March 19, 2002, the Company also granted options to purchase 20,000 shares of Common Stock to each of the Outside Directors, one third of which will vest on March 19, 2003, one third of which vest on March 19, 2004 and one third of which vest on March 19, 2005, and all of which are exercisable at the fair market value on the date of grant of $2.93.

Executive Compensation Tables

     The following tables provide information about executive compensation.

COMPENSATION SUMMARY TABLE

     The following table sets forth the annual and long-term compensation for services to the Company for the years ended December 31, 1999, 2000 and 2001 of those persons who were, at December 31, 2001, (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 for fiscal year 2001 (the “Named Executive Officers”).

				Long-Term
				Compensation
	Annual Compensation			Awards

				Securities
			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Compensation	Stock Options	Compensation

Terek Diasti, Chief Executive Officer	1999	$215,000	—	—	—
	2000	$209,000	—	30,000	$40,449
	2001	$226,923	—	—	$22,095	(1)

Adam Diasti, President	1999	$165,000	—	—	—
	2000	$172,000	—	30,000	$52,978
	2001	$189,808	—	—	$25,440	(1)

William H. Geary, III, Chief	1999	$104,000	—	30,000	—
Financial Officer, Secretary, Treasurer	2000	$146,000	—	20,001	—
	2001	$150,000	—	—	—

(1)	Includes $14,800 and $13,500, which represents the dollar value of the benefit of premiums paid by the Company under split dollar life insurance arrangements for Dr. Terek Diasti and Dr. Adam Diasti, respectively, based on the amount of the premium attributable to the term insurance portion of the policies, and $7,295 and $11,940, which represents the present value to Dr. Terek Diasti and Dr. Adam Diasti, respectively, of premiums paid by the Company under such arrangements based on the amount of the premium attributable to the whole life insurance portion of the policies. The present value was calculated as an interest free loan of the whole life portion of the premium based on their respective life expectancies.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or stock appreciation rights were granted to the Company’s Named Executive Officers during 2001.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information as to options exercised by each of the Named Executive Officers of the Company during 2001. The table sets forth the value of options held by such officers at year end measured in terms of the closing price of the Company’s Common Stock on December 31, 2001.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year End		Fiscal Year End
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Terek Diasti	0	$0	6,666	3,334	$0	$0
Adam Diasti	0	$0	6,666	3,334	$0	$0
William H. Geary, III	0	$0	15,871	6,666	$0	$0

Employment Agreements

     The Company and Dr. Terek Diasti are parties to an Employment Agreement (the “Terek Diasti Employment Agreement”), pursuant to which Dr. Terek Diasti has agreed to serve as the Chief Executive Officer of the Company. The term of the Terek Diasti Employment Agreement is for five years ending September 31, 2001 and is renewable for subsequent one year terms by mutual agreement of the parties. The Terek Diasti Employment Agreement provides that Dr. Terek Diasti will receive an annual base salary of not less than $135,000. Effective July 16, 2001, the Compensation Committee provided that Dr. Diasti would receive an annual base salary of $250,000. Dr. Terek Diasti has agreed to devote substantially all of his time and attention to the business and affairs of the Company. Dr. Terek Diasti will be eligible for an annual incentive bonus, up to 100% of his annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors in accordance with the Company achieving certain performance measures set by the Compensation Committee. Dr. Terek Diasti is also eligible for inclusion in any health, medical, disability, insurance or pension plan made available by the Company to its employees, a portion of which will be at the Company’s expense. The Terek Diasti Employment Agreement provides that in the event of a termination of employment by the Company other than (i) for cause, (ii) upon death or disability or (iii) upon voluntary termination by employee, such employee shall be entitled to receive from the Company a series of monthly payments equal to one-twelfth of the employee’s annual base salary for each month during the remaining term of the Terek Diasti Employment Agreement, but not less than 24 months, plus a payment for accrued but unpaid wages and expense reimbursements. The Terek Diasti Employment Agreement provides that in the event such employee’s employment terminates other than for cause within twelve months following a change in control (as defined in the Terek Diasti Employment Agreement) of the Company, the Company shall pay such employee a series of 36 monthly payments of one-twelfth of the sum of such employee’s base salary plus his previous years’ bonus. The Terek Diasti Employment Agreement contains a non-competition covenant with the Company for a period of two years following termination of employment.

     The Company and Dr. Adam Diasti are parties to an Employment Agreement (the “Adam Diasti Employment Agreement”), pursuant to which he has agreed to serve as the President of the Company. The term of the Adam Diasti Employment Agreement is for five years ending September 31, 2001 and is renewable for subsequent one year terms by mutual agreement of the parties. The Adam Diasti Employment Agreement provides that Dr. Adam Diasti will receive an annual base salary of not less than $115,000. Effective July 16, 2001, the Compensation Committee provided that Dr. Diasti would receive an annual base salary of $210,000. Dr. Adam Diasti has agreed to devote substantially all of his time and attention to the business and affairs of the Company. Dr. Adam Diasti will be eligible for an annual incentive bonus, up to 100% of his annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors in accordance with the Company achieving certain performance measures set by the Compensation Committee. Dr. Adam Diasti is also eligible for inclusion in any health, medical, disability, insurance or pension plan made available by the Company to its employees, a portion of which will be at the Company’s expense. The Adam Diasti Employment Agreement provides that in the event of a termination of employment by the Company other than (i) for cause, (ii) upon death or disability or (iii) upon voluntary termination by employee, such employee shall be entitled to receive from the Company a series of monthly payments equal to one-twelfth of the employee’s annual base salary for each month during the remaining term of the Adam Diasti Employment Agreement, but not less than 24 months, plus a payment for accrued but unpaid wages and expense reimbursements. The Adam Diasti Employment Agreement provides that in the event such employee’s employment terminates other than for cause within twelve months following a change in control (as defined in the Adam Diasti Employment Agreement) of the Company, the Company shall pay such employee a series of 36 monthly payments of one-twelfth of the sum of such employee’s base salary plus his previous years’ bonus. The Adam Diasti Employment Agreement contains a non-competition covenant with the Company for a period of two years following termination of employment.

     The Company and William H. Geary, III are parties to an Employment Agreement (the “Geary Employment Agreement”), pursuant to which Mr. Geary has agreed to serve as Chief Financial Officer of the Company. The term of the Geary Employment Agreement is for three years ending on October 21, 2002, and is renewable for subsequent one year terms by mutual agreement of the parties. The Geary Employment Agreement provides that Mr. Geary will devote his full time to the business and affairs of the Company and will receive an annual base salary of not less than $150,000. Mr. Geary is also eligible for inclusion in any health, medical, disability, insurance or pension plan made available by the Company to its employees, a portion of which will be at the Company’s expense. The Geary Employment Agreement terminates automatically upon death or disability of Mr. Geary and is terminable by the Company “for cause” as defined in the Employment Agreement. The Geary Employment Agreement contains a non-competition covenant with the Company for a period of eighteen months following termination of employment.

     The Company and Timothy Merrick are parties to an Employment Agreement (the “Merrick Employment Agreement”), pursuant to which Mr. Merrick has agreed to serve as Vice President – Finance of the Company. The term of the Merrick Employment Agreement is for three years ending on February 11, 2005, and is renewable for subsequent one year terms by mutual agreement of the parties. The Merrick Employment Agreement provides that Mr. Merrick will devote his full time to the business and affairs of the Company and will receive an annual base salary of not less than $150,000. Mr. Merrick is also eligible for inclusion in any health, medical, disability, insurance or pension plan made available by the Company to its employees, a portion of which will be at the Company’s expense. The Merrick Employment Agreement terminates automatically upon death or disability of Mr. Merrick and is terminable by the Company “for cause” as defined in the Employment Agreement. The Merrick Employment Agreement contains a non-competition covenant with the Company for a period of eighteen months following termination of employment.

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     The information contained in the following sections entitled “Report of the Compensation Committee,” “Performance Graph” and “Report of the Audit Committee” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates these reports or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE

     The following report was prepared as of the date of this proxy statement by Directors Dr. Terek Diasti, Donald R. Millard and Geoffrey L. Faux, as members of the Company’s Compensation Committee.

The Compensation Committee acts on behalf of the Board of Directors to establish the general compensation policy of the Company for all employees of the Company and to determine the compensation for the Chief Executive Officer and other executive officers. It also administers the Company’s stock plans. Additionally, the Compensation Committee is consulted to approve compensation packages for newly-hired executives. The Compensation Committee’s compensation policy for executive officers is designed to promote continued performance, and attract, motivate and retain talented executives responsible for the success of the Company.

Annual compensation for all the executive officers of the Company will be determined by the Compensation Committee of the Company, subject to terms of any applicable employment agreement negotiated between an officer and the Company. Historically, the executive officers of the Company were compensated annually with lower salaries than officers at similarly-situated public companies. However, recently, the Compensation Committee has increased salaries for the executive officers in order to compensate them at a level more comparable with officers at similarly-situated public companies. The Compensation Summary Table contains the actual salaries paid by the Company to the executive officers in 2001 and the Employment Agreements section provides the recent salary thresholds established by the Compensation Committee for the executive officers. The executive officers may also qualify for a bonus pursuant to the Company’s bonus plan, which applies a formula based on the growth, profits and overall performance of the Company. None of the executive officers of the Company earned a bonus in 2001 due to the performance of the Company.

The Compensation Committee expects in the future to determine the compensation levels for the executive officers based upon several considerations, including the performance of the Company, individual performance, and general economic conditions, including but not limited to increases in the cost of living. Changes in compensation in subsequent years will be discretionary and based upon the foregoing factors. The Compensation Committee is not expected to give particular weight to a specific factor or use a formula in determining compensation.

Long-term equity incentives for executive officers and other Company employees are effected through stock option grants under the Company’s 1995 Stock Option Plan. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of stock options granted to executive officers is within the discretion of the Compensation Committee and is based on each executive’s position within the Company, past performance, anticipated future contributions, and prior option grants. Historically, stock options have also been provided to the President’s solely-owned professional associations.

Respectfully submitted, The Compensation Committee Dr. Terek Diasti Donald R. Millard Geoffrey L. Faux

Performance Graph

     The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Health Services Index. The graph assumes the investment of $100 on February 11, 1997, the date of the Company’s initial public offering. The data regarding the Company assumes an investment at the opening price per share of $8.00 on February 11, 1997. The performance shown is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

FOR THE PERIOD FEBRUARY 11, 1997 TO DECEMBER 31, 2001
AMONG COAST DENTAL SERVICES, INC., NASDAQ U.S. INDEX AND
NASDAQ HEALTH SERVICES INDEX

	Years Ending

	Base
	Period
Company/Index	11 Feb 97	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01

COAST DENTAL SERVICES INC	100	685.71	296.43	69.64	29.46	23.33
NASDAQ US INDEX	100	118.76	167.46	311.12	187.14	148.49
NASDAQ HEALTH	100	102.32	86.74	69.77	95.78	103.55

Note: The stock price performance graph shown on the graph above is not necessarily indicative of future price performance.

AUDIT AND RELATED FEES

Audit Fees

     The aggregate fees billed by Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year were $124,500.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Deloitte to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended December 31, 2001 were $80,200, which fees primarily related to tax consulting and compliance.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of Messrs. Millard, Faux and Smith as of the date of this proxy statement. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which was included in last year’s Proxy Statement as an appendix.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent accountants. The Audit Committee met 4 times during 2001.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the independent accountants. The Audit Committee has discussed with Deloitte, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte with that firm. The Audit Committee has considered the provision of services by Deloitte covered in “Audit and Related Fees” above and has determined that such services are compatible with maintaining their independence from the Company.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted, The Audit Committee Donald R. Millard Geoffrey L. Faux Darrell C. Smith

CERTAIN TRANSACTIONS

     The information set forth herein briefly describes certain relationships and related transactions since the beginning of the Company’s last fiscal year between the Company and its Directors, officers and stockholders owning 5% or more of the Company’s Common Stock. These relationships and transactions have been and will continue to be reviewed and approved by a majority of the Company’s independent Directors of the Audit Committee.

Agreement with Coast P.A.

     The Company has agreements to provide dental management, services and support to each Coast P.A. (“Services and Support Agreements”). Dr. Adam Diasti, a Director and the President of the Company, is the sole owner of the Coast P.A. Net revenues earned by the Company from Coast P.A. for management services were approximately $44.6 million for the year ended December 31, 2001. The service and support fees earned by the Company from the Coast P.A. have historically ranged from 65% to 76% of the gross revenue, net of refunds, adjustments, and discounts, of the dental offices managed by the Company pursuant to the Services and Support Agreements (the “Dental Centers”). The services and support fees between the parties may be revised from time to time based upon negotiations between the Company and the Coast P.A. and approved by the Audit Committee. The Company pays, out of the services and support fee, all of the operating and non-operating expenses incurred by the Coast P.A. at the Dental Centers, except for the salaries and benefits of the Coast P.A. dentists and dental hygienists. The Audit Committee approved an adjustment to the services and support fees in January 2000 to 67%, with an allowable range of 66% and 72%.

     In addition, the fair value of stock options granted by the Company to affiliated dental professionals employed by a Coast P.A. are charged to the Coast P.A. and reimbursed to the Company from the Coast P.A. Upon the departure or termination of a dental professional from a Coast P.A., any options previously granted that are forfeited by the dental professional pursuant to the terms of the affiliated professional benefit plan, revert to the Coast P.A. for reissuance to new dental professionals. As a result of such forfeitures, the Coast P.A. currently holds options to purchase 122,235 shares of the Company’s common stock at exercise prices ranging from $3.14 per share to $76.13 per share.

Dentist Equity Model

     During the third quarter of 2001, the Coast P.A., with the assistance of the Company, began the rollout of the newly developed Equity Model, whereby a dentist has the opportunity to acquire a 25% to 50% ownership interest in a Dental Center and participate in the potential profits of that Dental Center. Through March 1, 2002, the sale of interests in the Dental Centers have been structured as a sale of a portion of the tangible and intangible assets of each Dental Center. In each Dental Center, the Company owns the tangible assets and the Coast P.A. owns the intangible assets. For each interest sold, the Company sells a portion of the Dental Center’s tangible assets to dentist and a portion to the Coast P.A. The Coast P.A. sells a portion of its intangible Dental Center assets to the dentist acquiring the interest. The Coast P.A. and the dentist then contribute their respective tangible and intangible assets to a newly formed professional association. Effective April 2002, it is expected that the structure of future transactions under the Equity Model will change such that only the Coast P.A. will sell assets to the dentist.

     During 2001, the Company and the Coast P.A. consummated the sale of interests in ten (10) Dental Centers in accordance with the terms of the Equity Model. The total sales price for the interests sold was approximately $931,000, consisting of $105,000 in cash, $57,000 in short-term notes receivable and $769,000 in long-term notes receivable. Of the total sales price, approximately $254,000 and $677,000 were attributable to the Company and the Coast P.A., respectively. The Company also sold approximately $580,000 worth of equipment, supplies and inventory to the Coast P.A. in connection with these transactions. In addition, the Coast P.A. assigned its notes receivable arising from these transactions to the Company in exchange for a reduction to the management fee receivable from the Coast P.A. The short-term notes receivable are at 10% with a term of approximately three to five months. The long-term notes receivable are 10% notes with a seven year term including a one year interest-only period. Both the short-term and long-term notes provide for principal and interest payments monthly.

Agreement with Dr. Adam Diasti

     The Company has an agreement with Dr. Adam Diasti, pursuant to which Dr. Diasti has agreed to sell all of his shares of Coast P.A. stock to a licensed dentist designated by the Company if certain events occur. Dr. Diasti is a Director and President of the Company. The purchase price under the agreement, if the certain event should occur, will be the fair market value of Dr. Diasti’s shares of the Coast P.A.’s stock.

Note and Accounts Receivable from Coast P.A.

     The Company periodically advances funds to/from the Coast P.A. These advances to and from the Coast P.A. are reflected on the Company’s balance sheet as a note receivable from Coast P.A. for approximately $0.2 million at December 31, 2001. The receivable is non-interest bearing and is due upon demand. The Company has also recorded a receivable from the Coast P.A. in the amount of $2.5 million as of December 31, 2001 in accordance with the Affiliated Professionals Stock Plan. This receivable represents the fair value of the options issued to the dental professionals employed by the Coast P.A. and is reimbursed to the Company from the Coast P.A.

     The Coast P.A. is indebted to the Company in the aggregate amount as of December 31, 2001 of approximately $13.0 million which represents services and support fees payable to the Company in accordance with the Services and Support Agreements.

edentaldirect.com Agreement

     The Company entered into a Supply Agreement dated September 27, 2000 with edentaldirect.com, Inc. Tim Diasti, an affiliate of the Company, is an officer, director and shareholder of edentaldirect.com, Inc. and brother of Terek and Adam Diasti. The Company’s officers and directors, Terek Diasti and Adam Diasti, and its directors, Donald Millard and Darrell C. Smith are also shareholders of edentaldirect.com, Inc. Under the Supply Agreement, the Company purchased dental products and supplies from edentaldirect.com, Inc. During 2001, the Company paid edentaldirect.com, Inc. approximately $1.38 million for dental products and supplies, which represents approximately 35% of the Company’s total supply purchases for such period. At December 31, 2001, the Company owed edentaldirect.com approximately $420,000 for the purchase of dental products and supplies. The Company ordered from several different suppliers during 2001.

Adenta/eHealthCredit.com Agreement

     To improve cash flows from patients, the Company and the Coast P.A. arranged for a patient financing program through a national financial institution in January 2002. Pursuant to this private label credit card program, patients can charge their dental charges with the private label card on a non-recourse basis to Coast P.A. This program will accelerate the collection of net revenues to the Company, for patients that elect to use the program and qualify for credit, as the financial institution pays the financed amount, net of discounts, within twenty-four hours.

     The program is provided through an agreement (the “Credit Card Program Agreement”) between Well Fargo National Bank (the “Bank”) and eHealthCredit.com, Inc. (“eHealth”). Pursuant to the Credit Card Program Agreement, the Bank provides financing to qualified patients of dental providers. Providers accepting the card pay discount fees ranging from 0% to 8.95% depending on the financing program being offered to the patient. This discount is split between the Bank and eHealth. eHealth markets and promotes the credit card program to providers, including the Coast P.A. Pursuant to the Credit Card Program Agreement, eHealth receives a portion of the applicable discounts charged to the providers, 80% of any income derived from sundry products related to the program, including insurance and credit card registration, and 5% of the total finance charges collected each month by the Bank on the credit card accounts. In addition, pursuant to the Credit Card Program Agreement, each provider receives a machine from the Bank to process credit card charges. The machine is free to the provider if the provider processes the minimum stated number of charges. If the provider does not meet this threshold, it is required to pay $600.00 per machine. In the event any provider fails to pay such amount, eHealth must make the required payment to the Bank. The Company guarantees eHealth's obligation to the Bank in this regard for machines used by Coast P.A.

     eHealth has entered into a Dental Credit Agreement with Adenta Patient Financing, LLC (“Adenta”), pursuant to which eHealth has granted Adenta the exclusive right to market and sell the credit card program to dental group practices and their clients. In consideration for Adenta's services, Adenta is entitled to all of the discount fee charged by eHealth. Further, Adenta pays eHealth an annual fee of $100,000 to cover any damages that eHealth may incur related to the Credit Card Program Agreement.

     It is anticipated that the Coast P.A. will benefit from the Program as a result of increased dental sales and accelerated collection of revenues. The Company believes that the amounts charged by eHealth and Adenta for the Program are generally similar to or lower than the terms it could obtain from unrelated parties. The Program was implemented in January 2002 and neither the Company nor the Coast P.A. paid any sums to, or on behalf of, eHealth or Adenta, nor did eHealth or Adenta pay any sums to the Company or the Coast P.A. during 2001.

     The Diasti Family Limited Partnership (an affiliate of the Company) and Darrell C. Smith (one of the Company's directors) own 90% and 5%, respectively of eHealth. In addition, the Diasti Family Limited Partnership and Mr. Smith own 87% and 5%, respectively, of Diasti Holdings, LLC, which in turn owns 50% of Adenta. The other 50% is owned by an unaffiliated third party.

Split-Dollar Life Insurance Arrangement

     In February 1998, the Company entered into split-dollar life insurance arrangements with executive officers and directors, Terek Diasti and Adam Diasti. Pursuant to the terms of the agreements, the Company lends the money to pay the annual premiums and has received collateral assignments of the life insurance policies to secure repayment of the loans. Upon the death of the covered person, the Company is entitled to receive repayment of the loans from the life insurance proceeds. In 2001, the Company loaned $56,000 and $87,000 to Terek Diasti and Adam Diasti, respectively, for the premiums on the life insurance policies. The Company has the ability to unilaterally cancel the policies on 30 days notice and receive the lesser of the cash surrender value or the amounts loaned.

Loans to Majority Stockholders

     The Company periodically advances funds to/from the majority stockholders. Advances to the majority stockholders, and affiliates of majority stockholders, are non-interest bearing and were approximately $163,000 at December 31, 2001.

Law Firm

     Director Darrell C. Smith is a partner in the law firm of Shumaker, Loop & Kendrick, LLP which has served as general counsel to the Company since inception. In 2001, the Company paid the law firm fees for services rendered during such period.

PROPOSAL TWO – APPROVAL TO REINCORPORATE FROM THE STATE OF DELAWARE TO THE STATE OF FLORIDA

     The Board of Directors has unanimously approved and recommends that you approve our proposed reincorporation from the State of Delaware to the State of Florida. The reincorporation would be accomplished through a merger whereby:

–	The Company would merge with and into Coast Florida Acquisition, Inc., a newly-formed wholly owned subsidiary of the Company that is incorporated in Florida; and

–	Coast Florida, as the Florida corporation, would continue as the surviving corporation and the Company, as the Delaware corporation, would cease to exist.

     By operation of law, upon completion of the merger, all of the Company’s assets, property, rights, liabilities and obligations would be transferred to and assumed by Coast Florida. Upon completion of the merger, Coast Florida would be renamed as “Coast Dental Services, Inc.” The merger would be accomplished pursuant to the terms and conditions of a plan and agreement of merger (the “merger agreement”) between the Company and Coast Florida, a copy of which is attached hereto as Appendix A. Coast Florida is referred to herein as the “Surviving Corporation.”

     As described below, the reincorporation would not result in any change in the Company’s name, business, management, executive officers, directors, location of principal executive offices, assets, liabilities or net worth. The Surviving Corporation has not conducted any business other than with respect to the proposed merger to accomplish the reincorporation. The description set forth below is a summary of the merger agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the merger agreement itself.

     The affirmative vote (either in person or by proxy) at the meeting by the holders of a majority of the outstanding shares of our common stock, entitled to vote at the annual meeting is required to approve the merger agreement and resulting reincorporation. The Company’s directors and executive officers, who together may be deemed to beneficially own 52.9% of the outstanding shares of the Company common stock have indicated that they intend to vote for this reincorporation proposal.

     The Board of Directors unanimously recommends a vote for approval of the merger agreement and resulting reincorporation.

PRINCIPAL REASONS FOR THE REINCORPORATION

     The Board of Directors recommends that you approve the merger agreement and our resulting reincorporation from the State of Delaware to the State of Florida for the following reasons:

     SIGNIFICANT COST SAVINGS. The primary reason for the reincorporation is to achieve cost savings. Under the Delaware General Corporation Law or, as referred to herein, the Delaware Law, Delaware corporations are required to pay a franchise tax. The annual franchise tax that the Company would owe to the State of Delaware for the fiscal year ended December 31, 2002 absent the change of domicile will be approximately $150,000.

     By contrast, corporations organized under the Florida Business Corporation Act or, as referred to herein, the Florida Act, do not pay annual franchise taxes to the State of Florida but instead pay a nominal fee of $200 in connection with the filing of annual reports.

     If you approve the merger agreement and we reincorporate from the State of Delaware to the State of Florida through the merger, the Company will be required to pay the pro-rata portion of the 2002 Delaware franchise tax applicable to the portion of 2002 in which the Company existed as a Delaware corporation. The Company also will incur certain one-time costs in connection with the implementation of the merger, which costs are not expected to be material.

     In addition, a corporation’s state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company’s principal offices can result in significant inconvenience and added expense to the Company.

     CORPORATE PRESENCE IN FLORIDA. In addition to the proposed cost savings, the Board believes that reincorporation from the State of Delaware to the State of Florida is consistent with our philosophy of maintaining a positive corporate presence in Florida. Our principal executive offices are located in Florida.

     BUSINESS NEEDS. The Board believes that the Florida Act will meet the Company’s business needs, and that the Delaware Law does not offer corporate law advantages sufficient to warrant payment of the franchise tax burden that results from our being a Delaware corporation. The Florida Act is a modern, comprehensive and flexible statute based on the Revised Model Business Corporation Act. For the most part, it provides the flexibility in management of a corporation and in the conduct of various business transactions that is characteristic of the Delaware Law. For a discussion of certain differences in shareholders’ rights and the powers of management under the Delaware Law and the Florida Act, see “Comparison of the Rights of Holders of the Company’s Common Stock and the Surviving Corporation’s Common Stock.”

     In the event that the reincorporation proposal is not approved by our shareholders as provided herein, the Company will remain a Delaware corporation.

POSSIBLE DISADVANTAGES OF THE REINCORPORATION

     Despite the belief of the Board of Directors that the proposed reincorporation is in the best interests of the Company and its shareholders, you should be aware that the Florida Act is not as well developed as the Delaware Law. The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws that are conducive to the operational needs of corporations incorporated in that state. The Delaware Law also is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts of Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues and has repeatedly shown its willingness to accelerate the resolution of such complex corporate legal issues within the very limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the Delaware Law will continue to be interpreted and construed in significant court decisions, thereby lending predictability to corporate legal affairs.

     The Florida Act, by contrast, is not as well developed and many of the provisions of the Florida Act have not yet received as extensive scrutiny and interpretation as the Delaware Law. However, Florida courts often rely on Delaware decisions to establish their own corporate doctrines, although Delaware decisions are not binding on Florida courts.

PRINCIPAL EFFECT OF THE REINCORPORATION

     The principal effect of the reincorporation would be for the Company to become a Florida corporation. As a result of the reincorporation, the Company’s corporate affairs would be governed by the Florida Act, which the Board believes, as discussed above, has economic advantages over the Delaware Law. The reincorporation would not have any material adverse effect on the Company’s:

–     BUSINESS. The reincorporation would not result in any material change in the Company’s business, management, executive officers, directors, location of principal executive offices, assets, liabilities or net worth. The Surviving Corporation would be renamed “Coast Dental Services, Inc.”

–     CAPITAL STOCK. The number of outstanding shares of common stock would not be affected by the merger. Each share of common stock, owned by you immediately prior to the merger would be converted automatically at the effective time of the merger into one share of common stock of the Surviving Corporation. The rights, designations, preferences and limitations of the shares of common stock of the Surviving Corporation that would be issued to the Company’s shareholders in the merger would be identical to those of the Company’s common stock immediately prior to the merger. For example, each share of the Surviving Corporation’s common stock will be entitled to one vote upon all matters upon which holders of such shares are entitled to vote. The shares of the Surviving Corporation’s common stock that would be issued to our shareholders in the merger would not be registered under the Securities Act in reliance upon Rule 145(a)(2) promulgated under the Securities Act, and such securities would not be deemed to be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. As such, immediately after the merger, shareholders who were not affiliates of the Company immediately before the merger would be able trade their shares of the Surviving Corporation’s common stock without restriction under the federal securities laws just as they were able to trade their shares of the Company’s common stock immediately before the merger.

     NASDAQ LISTING AND TRADING. NASDAQ has advised that shares of the Surviving Corporation’s common stock would be listed on the NASDAQ SmallCap, upon official notice of issuance, under our common stock’s current symbol, “CDEN,” and the Company’s shares of common stock would continue to trade without interruption and that delivery of the Company’s existing stock certificates would constitute “good delivery” of shares of the Surviving Corporation in transactions on the NASDAQ subsequent to the reincorporation.

     STOCK OPTION PLANS. The Company’s stock option plans would be assumed by the Surviving Corporation upon their same terms and conditions.

THE MERGER AGREEMENT

     The merger agreement provides, among other things, that at the effective time of the merger:

–	the Company will merge with and into the Surviving Corporation, with Coast Florida then becoming the surviving corporation;

–	the Surviving Corporation will assume all of the Company’s assets and liabilities of, including contractual obligations and obligations under our outstanding indebtedness;

–	the Company’s existing directors and officers will become the directors and officers of the Surviving Corporation for identical terms of office; and

–	the Surviving Corporation will assume the name of “Coast Dental Services, Inc.” so that it will operate under the same name.

–	each of our issued and outstanding shares of common stock will automatically be converted into one fully-paid and nonassessable share of the common stock, $0.001 par value per share, of the Surviving Corporation;

–	each of our currently outstanding stock options will automatically be converted into an option of the Surviving Corporation to purchase the same number of shares of common stock of the Surviving Corporation at the same option exercise price per share and upon the same terms and subject to the same conditions as set forth in the option.

COMPARISON OF THE RIGHTS OF HOLDERS OF COMPANY COMMON STOCK AND THE SURVIVING CORPORATION’S COMMON STOCK

     The Company is incorporated in Delaware, and the Surviving Corporation is incorporated in Florida. The Company’s shareholders, whose rights are currently governed by the Delaware Law and our certificate of incorporation, as amended, and bylaws will, upon consummation of the merger, become shareholders of the Surviving Corporation and their rights will be governed by the Florida Act and the amended and restated articles of incorporation and bylaws of the Surviving Corporation.

     Although it is not practical to compare all of the differences between

     (a)  the Delaware law and our certificate of incorporation, as amended, and bylaws and

     (b)  the Florida Act and the amended and restated articles of incorporation and bylaws of the surviving corporation, the following is a summary of certain of those differences which may significantly affect your rights. The Surviving Corporation’s amended and restated articles of incorporation that are to be filed at the effective time of the merger and bylaws are substantially identical to our current certificate of incorporation, as amended, and bylaws, except as described below and except for statutory references necessary to conform to the Florida Act and other differences attributable to the differences between the Florida Act and the Delaware Law. The Form of the surviving corporation’s amended and restated articles of incorporation are attached hereto as Appendix B. By voting to approve the merger agreement and resulting reincorporation, shareholders will be approving the surviving corporation’s amended and restated articles of incorporation. This summary is not intended to be relied upon as an exhaustive list of all such differences or a complete description of the provisions discussed, and is qualified in its entirety by reference to the Delaware Law, the Florida Act and the Form of the amended and restated articles of incorporation and bylaws of the Surviving Corporation.

DIVIDENDS AND REPURCHASES.

Florida

     Under the Florida Act, a corporation may make distributions to shareholders (subject to any restrictions contained in the corporation’s articles of incorporation) as long as, after giving effect to the distribution,

     (a)  the corporation will be able to pay its debts as they become due in the usual course of business; and

     (b)  the corporation’s total assets will not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     A Florida corporation may purchase its own shares and, unless otherwise provided in the articles of incorporation, shares repurchased remain authorized but unissued. However, pursuant to the Florida Act, a corporation’s redemption of its own capital stock is deemed to be a distribution. The surviving corporation’s amended and restated articles of incorporation will not alter these provisions of Florida law.

Delaware

     A Delaware corporation may pay dividends out of “surplus” or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Surplus is defined as the net assets of the corporation over the corporation’s capital. Under the Delaware Law, a corporation may repurchase or redeem its shares only if the capital of the corporation is not impaired and such repurchase does not impair the corporation’s capital.

ACTION BY WRITTEN CONSENT.

Florida

     Under the Florida Act, unless otherwise provided in a corporation’s articles of incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The surviving corporation’s amended and restated articles of incorporation will, like the Company’s certificate of incorporation, contain a provision that prohibits shareholders from taking action by written consent.

Delaware

     Under the Delaware Law, unless otherwise provided in a corporation’s certificate of incorporation, the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having a minimum number of votes that would be necessary to take such action at the meeting. The Company’s certificate of incorporation contains a provision that prohibits shareholders from taking action by written consent. As described above, the surviving corporation’s amended and restated articles of incorporation will also contain such a provision.

SPECIAL MEETINGS.

Florida

     Under the Florida Act, special meetings of the shareholders may be called by the board of directors or by such persons as may be authorized by the articles of incorporation or the bylaws. In addition, the Florida Act permits the holders of not less than 10% of all votes entitled to be cast on any issue to be considered at the special meeting (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation) to call a special meeting. The surviving corporation’s amended and restated articles of incorporation will provide that special meetings may be called by the chairman of the board, the president, or a majority of the board of directors.

Delaware

     Under Delaware law, special meetings of the shareholders may be called by the board or by such persons as may be authorized by the certificate of incorporation or the bylaws. The Company’s bylaws provide that special meetings may be called by the chairman of the board, the president or a majority of the board of directors.

QUORUM FOR SHAREHOLDER MEETINGS.

Florida

     Under the Florida Act, unless otherwise provided in a corporation’s articles of incorporation (but not its bylaws), a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of shareholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. The surviving corporation’s amended and restated articles of incorporation will, in order to maintain the quorum requirements currently specified by our bylaws (as described below), provide that a quorum exists if a majority of the Shares of common stock entitled to vote is present in person or by proxy at the meeting.

Delaware

     The Delaware Law is similar to the Florida Act, except that under the Delaware Law a corporation’s certificate of incorporation or bylaws may specify the percentage of votes which constitutes a quorum at a meeting of shareholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote. The Company’s bylaws provide that a quorum exists if a majority of the combined voting power of our common stock entitled to vote is present in person or by proxy at a meeting.

SHAREHOLDER VOTING REQUIREMENTS.

Under both the Florida Act and the Delaware Law, directors are generally elected by a plurality of the votes cast by the shareholders entitled to vote at a shareholders’ meeting at which a quorum is present.

Florida

     With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the Florida Act or a Florida corporation’s articles of incorporation (but not its bylaws), if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. In the case of a merger, consolidation, or a sale, lease or exchange of all or substantially all of the assets of a Florida corporation, except in limited circumstances in which no shareholder vote is required, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required under the Florida Act.

Delaware

     Under the Delaware Law, and unless otherwise provided by the Delaware Law or a Delaware corporation’s certificate of incorporation or bylaws, if a quorum exists, action on a matter is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. In the case of a merger, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is required by the Delaware Law. Accordingly, under the Delaware Law abstentions have the same effect as votes against a matter.

MERGER, CONSOLIDATION AND SALES OF ASSETS.

The Florida Act and the Delaware Law each provide that a merger, consolidation or sale of all or substantially all of the assets of a corporation requires (a) approval by the board and (b) the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. The Florida Act allows the board of directors or the articles of incorporation and the Delaware Law allows the certificate of incorporation or bylaws to establish a higher vote requirement. The Company’s certificate of incorporation contains, and the surviving corporation’s amended and restated articles of incorporation will contain, a provision requiring a vote of 66 2/3% of the voting power of the outstanding shares in order to approve mergers, consolidations and sales of assets with or to a related shareholder (a shareholder who beneficially owns, prior to any such proposed transaction, 10% or more of any class or series of stock) unless any such transaction is approved in advance of being completed by our Board of Directors in which case the vote of a majority of the voting power of the outstanding shares would be sufficient to approve such a transaction.

AFFILIATED TRANSACTIONS.

Florida

     The Florida Act provides that an “affiliated transaction” (as defined in the Florida Act) with an “interested shareholder” must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than the shares owned by the interested shareholder. The transactions covered by the statute include, with certain exceptions,

–	mergers and consolidations to which the corporation and the interested shareholder are parties,

–	sales or other dispositions of substantial amounts of the corporation’s assets to the interested shareholder,

–	issuances by the corporation of substantial amounts of its securities to the interested shareholder,

–	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

–	any reclassification of the corporation’s securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

–	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

     An interested shareholder is any person who is the beneficial owner of 10% or more of the outstanding voting stock of the corporation. The two-thirds approval requirement does not apply if, among other things:

–	the transaction has been approved by a majority of the corporation’s disinterested directors (as defined in the statute),

–	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction,

–	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares,

–	the corporation has not had more than 300 shareholders of record at any time during the preceding three years, or

–	certain fair price and procedural requirements are satisfied. These restrictions do not apply if a corporation’s articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding voting shares of the corporation (other than those held by the interested shareholder) contain a provision expressly electing not to be governed by these rules.

     The surviving corporation’s amended and restated articles of incorporation will contain a provision electing to be exempt from this affiliated transaction provision; provided, however it will contain the provision described above currently set forth in the Company’s certificate of incorporation which requires a vote of 75% of the voting power of the outstanding shares in order to approve mergers, consolidations and sales of assets to a related shareholder (any shareholder who beneficially owns, prior to any such proposed transaction, 10% or more of any class or series of stock) unless any such transaction is approved in advance of being completed by our Board of Directors in which case a vote of a majority of the voting power of the outstanding shares would be sufficient to approve such a transaction.

Delaware

     Under the Delaware Law, a corporation may not engage in any “business combination” (as defined in the Delaware Law) with an “interested shareholder” for three years after such shareholder becomes an interested shareholder. An interested shareholder is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation. These business combinations are substantially the same as the “affiliated transactions” described above with respect to the Florida Act. A corporation may enter into a business combination with an interested shareholder if

–	the board of directors approves either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder before the date on which the shareholder becomes an interested shareholder,

–	upon consummation of the transaction resulting in the shareholder reaching the 15% threshold, the shareholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers or employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer, or

–	on or subsequent to becoming an interested shareholder, the business combination is approved by the board of directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

     These restrictions do not apply if the corporation’s original certificate of incorporation or an amendment to its certificate of incorporation or bylaws approved by a majority of the shares entitled to vote thereon contains a provision expressly electing not to be governed by these rules, or if the corporation does not have a class of stock

–	listed on a national securities exchange,

–	authorized for quotation on the Nasdaq Stock Market, or

–	held of record by more than 2,000 shareholders unless any of the foregoing results from the actions of the interested shareholder.

     The Company’s certificate of incorporation does not contain a provision electing to be exempt from these provisions; however, as described above, the surviving corporation’s amended and restated articles of incorporation will contain a provision electing to be exempt from the Florida Act’s affiliated transaction provision.

CONTROL SHARE ACQUISITIONS.

Florida

     The Florida Act also contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

–	20% or more, but less than 33% of all voting power of the corporation,

–	33% or more but less than a majority of all voting power of the corporation or

–	a majority or more of all voting power of the corporation.

–	This statute does not apply if, among other things, the acquisition

–	is approved by the corporation’s board of directors,

–	is pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute,

–	pursuant to the laws of interstate succession or pursuant to gift or testamentary transfer, or

–	pursuant to a statutory merger or share exchange to which the corporation is a party.

     This statute also does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the corporation’s articles of incorporation or bylaws provide that the corporation shall not be governed by the statute.

     This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation’s articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters’ rights.

     The surviving corporation’s amended and restated articles of incorporation will contain a provision electing to be exempt from the control share acquisition statute.

Delaware

     Delaware does not have any comparable statutory provision to Florida’s control share acquisition statute.

OTHER CONSTITUENCIES.

Florida

     The Florida Act provides that directors of a Florida corporation, in discharging their fiduciary duties to the corporation, may consider the social, economic, legal or other effects of corporate action on the employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate, in addition to the effect on shareholders.

Delaware

     Delaware does not have a comparable statutory provision.

REMOVAL OF DIRECTORS.

Florida

     The Florida Act provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide otherwise. Such removal may be effected at a meeting of shareholders if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her.

Delaware

     The Delaware Law provides that unless the corporation’s certificate of incorporation otherwise provides, which the Company’s does not, shareholders may remove any director or the entire board of directors with or without cause. Such a removal may only be effected by a majority vote of the shares entitled to vote for the election of directors.

DISSENTERS’ RIGHTS.

Florida

     Under the Florida Act, dissenting shareholders who follow prescribed statutory procedures are, in certain circumstances, entitled to appraisal rights in the case of

–	a merger or consolidation;

–	a sale or exchange of all of substantially all the assets of a corporation;

–	amendments to the articles of incorporation that adversely affect the rights or preferences of shareholders;

–	consummation of a plan of share exchange if the shareholder is entitled to vote on the plan; and

–	the approval of a control share acquisition pursuant to Florida law.

Such rights are not provided when

–	such shareholders are shareholders of a corporation surviving a merger or consolidation where no vote of the shareholders is required for the merger or consolidation; or

–	shares of the corporation are listed on a national securities exchange, designated as a national market security by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders.

Delaware

     Under the Delaware Law, dissenters’ rights are afforded to shareholders who follow prescribed statutory procedures in connection with a merger or consolidation (subject to restrictions similar to those provided by the Florida Act). Under the Delaware Law, there are no appraisal rights in connection with sales of substantially all the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock, unless specifically provided in the certificate of incorporation. the Company’s certificate of incorporation does not provide for dissenters’ rights in these circumstances.

     Similar to the Florida Act, dissenters’ rights do not apply to a shareholder of a Delaware corporation if the shareholder’s shares were

–	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc. or

–	held of record by more than 2,000 shareholders.

     Notwithstanding the foregoing, however, under the Delaware Law, a shareholder does have dissenters’ rights with respect to such shares if the shareholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than

–	shares of stock of the corporation surviving or resulting from the merger or consolidation,

–	shares of stock of any other corporation which is so listed or designated or held of record by more than 2,000 shareholders,

–	cash in lieu of fractional shares, or

–	any combination of the foregoing.

AMENDMENT TO ARTICLES OR CERTIFICATE.

     The Florida Act and the Delaware Law generally provide that an amendment to the articles of incorporation or certificate of incorporation, as the case may be, must be approved by the board of directors and by the corporation’s shareholders, as the case may be.

Florida

     Unless the Florida Act, a Florida corporation’s articles of incorporation or the board of directors requires a greater vote, an amendment to a Florida corporation’s articles of incorporation generally requires that the votes cast in favor of the amendment exceed the votes cast against the amendment.

Delaware

     The Delaware Law provides that a vote to amend the corporation’s certificate of incorporation requires the approval of a majority of the outstanding stock entitled to vote.

AMENDMENTS TO BYLAWS.

Florida

     The Florida Act provides that the shareholders, as well as the directors, may amend the bylaws, unless such power is reserved to the shareholders by the articles of incorporation or by specific action of the shareholders.

Delaware

     The Delaware Law provides that the shareholders and, if provided in the certificate of incorporation, the board of directors, are entitled to amend the bylaws. The Company’s certificate of incorporation permits the board of directors to amend the bylaws.

LIABILITY OF DIRECTORS.

Florida

     Under the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless the director breached or failed to perform his duties as a director and such breach or failure constitutes:

–	a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

–	a transaction from which the director derived an improper personal benefit,

–	a circumstance resulting in an unlawful distribution,

–	in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct, or

–	in a proceeding by or in the right of one other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Delaware

     The Delaware Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence.

     The Delaware Law expressly provides, however, that the liability for

–	breaches of the director’s duty of loyalty,

–	acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law,

–	an unlawful distribution, or

–	the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware Law further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Company’s certificate of incorporation includes a provision eliminating director liability for monetary damages for breaches of fiduciary duty to the extent permitted by the Delaware Law.

INDEMNIFICATION.

Under both the Florida Act and the Delaware Law, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in derivative actions, except that indemnification may be made only for

–	expenses (including attorneys’ fees) and certain amounts paid in settlement and

–	in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto.

     The Florida Act and the Delaware Law each provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The Florida Act also provides that, unless a corporation’s articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification.

     The certificate of incorporation and the bylaws of the Company’s and the amended and restated articles of incorporation and the bylaws of the surviving corporation will, provide that directors and officers and former directors and officers will be indemnified to the fullest extent permitted by the Delaware Law or the Florida Act, as the case may be.

DERIVATIVE ACTIONS.

Delaware

The Delaware Act provides that

–	a person may not bring a derivative action unless the person was a shareholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law,

–	a complaint in a derivative proceeding must allege with particularity the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort,

–	a derivative proceeding may be settled or discontinued only with court approval and

–	the court may dismiss a derivative proceeding if it finds that a committee of independent directors have acted independently and in good faith and have demonstrated a reasonable basis for its determination that the action should be dismissed.

Florida

     The Florida Act provides for similar requirements, except that

–	a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored,

–	the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation and

–	if an action was brought without reasonable cause, the court may require the plaintiff to pay the corporation’s reasonable expenses.

DISTRIBUTIONS, REDEMPTIONS, LIQUIDATION AND DISSOLUTION.

Florida

     A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation’s total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the surviving corporation’s articles of incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Delaware

     A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. A Delaware corporation is generally prohibited from redeeming any of its capital stock if the redemption would result in an impairment of the corporation’s capital.

SHAREHOLDER INSPECTION OF BOOKS AND RECORDS.

Florida

     Under the Florida Act a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation’s directors and officers, and the corporation’s most recent annual report during regular business hours if the shareholder gives at least five business days’ prior written notice to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives at least five business days’ prior written notice to the corporation and

–	the shareholder’s demand is made in good faith and for a proper purpose,

–	the demand describes with particularity its purpose and the records to be inspected or copied and

–	the requested records are directly connected with such purpose. The Florida Act also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Delaware

     The provisions of the Delaware Law governing the inspection and copying of a corporation’s books and records are generally less restrictive than those of the Florida Act. Specifically, the Delaware Law permits any shareholder the right, during usual business hours, to inspect and copy the corporation’s stock ledger, shareholders list and other books and records for any proper purpose upon written demand under oath stating the purpose thereof.

TREASURY STOCK.

Delaware

     A Delaware corporation may reacquire its own issued and outstanding capital stock, and such capital stock is deemed treasury stock which is issued but not outstanding.

Florida

     A Florida corporation may also reacquire its own issued and outstanding capital stock. Under the Florida Act, however, all capital stock reacquired by a Florida corporation is automatically returned to the status of authorized but not issued or outstanding, and is not deemed treasury stock.

TAX CONSEQUENCES OF THE MERGER

     The merger and resulting reincorporation of the Company from the State of Delaware to the State of Florida will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

Your Tax Consequences

Accordingly, for federal income tax purposes,

–	you will not recognize any gain or loss upon the conversion of our common stock into the Surviving Corporation’s common stock as the case may be;

–	when your shares are converted from our common stock into the Surviving Corporation’s common stock as the case may be, you will have the same basis in the Surviving Corporation’s common stock as the case may be, as you had in the Company’s common stock as the case may be, immediately prior to the effective date of the merger; and

–	your holding period of the Surviving Corporation’s common stock as the case may be, will include the period during which you held the corresponding shares of the Company’s common stock as the case may be, provided your shares of the Company’s common stock as the case may be, were held as a capital asset on the effective date of the merger.

The Company’s Tax Consequences

–	neither the Company nor the Surviving Corporation will recognize any gain or loss as a result of the merger and resulting reincorporation;

–	the Surviving Corporation generally will succeed, without adjustment, to the Company’s tax attributes; and

–	because the Company is based in Florida, it is already qualified to transact business in Florida, and it already pays Florida corporate income tax. Changing the state of incorporation will not affect the amount of corporate income and other taxes payable, other than eliminating liability for the Delaware franchise tax.

     This proxy statement does not contain any information regarding the tax consequences, if any, under applicable state, local or foreign laws. You are advised to consult your personal attorney or tax adviser as to the federal, state, local or foreign tax consequences of the proposed reincorporation in view of your individual circumstances.

ACCOUNTING TREATMENT OF THE MERGER

     In accordance with generally accepted accounting principles, the Company expects that the merger and resulting reincorporation will be accounted for as a reorganization of entities under common control at historical cost in a manner similar to a pooling of interests. Under this accounting method, the assets and liabilities of the combining entities will be carried forward at their recorded historical book values. The merger and resulting reincorporation will be disclosed in a footnote to financial statements in interim and year-end filings.

NO SHAREHOLDER APPRAISAL RIGHTS

     You are not entitled to appraisal rights in connection with the merger or resulting reincorporation under the Delaware Law.

VOTE REQUIRED

     In order for the reincorporation to be approved, the merger agreement must be approved by the affirmative vote (either in person or by proxy) at the meeting by the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

EFFECTIVE DATE

     The merger and resulting reincorporation will become effective as soon as practicable after shareholder approval is obtained and all other conditions to the merger are satisfied. The merger may be abandoned at any time prior to its effectiveness if our Board of Directors determines, in its discretion, that consummation of the merger is no longer advisable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF FLORIDA.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Deloitte was appointed as the Company’s independent auditors for the year 2001. The Board of Directors of the Company, upon the recommendation of the Audit Committee, recommends that Deloitte be retained as the Company’s auditors for the year 2002. A representative of Deloitte is expected to be present at the Meeting and will be available to respond to appropriate questions and may make a statement if the representative so desires.

OTHER BUSINESS

     The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR
PRESENTATION AT THE 2002 ANNUAL MEETING

     Any qualified stockholder intending to present a proposal at the 2003 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for such meeting must, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission, submit such proposal to William H. Geary, III, Secretary, in writing no later than February 25, 2002.

     The Company’s By-Laws require certain advance notice to the Company of a stockholder sponsored proposal submitted outside the processes of Rule 14a-8, including nominations by stockholders of persons to stand for election as directors at stockholders’ meetings. To be timely, such notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A proposal submitted outside the processes of Rule 14a-8 is any stockholder proposal submitted for presentation at the 2003 Annual Meeting but not submitted for inclusion in the Company’s proxy statement. Under Rule 14a-4(c)(1), if a proponent fails to notify the Company by the advance notice date, then the management proxies will be permitted to use their discretionary voting authority if such proposal is raised at the 2003 Annual Meeting, without any discussion of the matter in the proxy statement.

     A stockholder’s notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

     The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

By Order of the Board of Directors,

William H. Geary, III, Secretary

Dated: June 25, 2002

APPENDIX A
AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of April  , 2002 (this “Agreement”), is entered into by and between Coast Dental Services, Inc., a Delaware corporation (“CDS”), and Coast Florida Acquisition, Inc., a Florida corporation and a wholly owned subsidiary of CDS (“Coast Florida” or the “Surviving Corporation”, and together with CDS, the “Constituent Corporations”).

RECITALS

     A.     The Boards of Directors of CDS and Coast Florida desire that CDS merge with and into Coast Florida pursuant to the terms and conditions of this Agreement and in accordance with Section 607.1107 of the Florida Business Corporation Act (the “FBCA”) and Section 252 of the Delaware General Corporation Law (the “DGCL”), and have adopted and approved this Agreement in accordance with Section 607.1103 of the FBCA and Section 252 of the DGCL, respectively.

     B.     CDS, as the sole shareholder of Coast Florida, has adopted and approved this Agreement in accordance with Section 607.1107 of the FBCA.

     C.     CDS intends to solicit, at its 2002 annual meeting of shareholders (the “Annual Meeting”), the approval of this Agreement by the holders of CDS Shares (as defined below) entitled to vote thereon in accordance with Section 252 of the DGCL.

AGREEMENT

     In consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, the parties hereto agree as follows.

     1.     RECITALS. The foregoing recitals are true and correct and are incorporated herein by reference.

     2.     MERGER. CDS shall be merged with and into Coast Florida (the “Merger”). Coast shall be the surviving corporation in the Merger, and at the Effective Time (as defined below), the separate existence of CDS shall cease. The corporate existence of Coast Florida, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation it shall succeed to all the rights, assets, liabilities and obligations of CDS as and to the extent provided in Section 607.1106 of the FBCA and Section 259 of the DGCL.

     3.     EFFECTIVE TIME. The Merger shall become effective immediately upon the later of the parties hereto causing the filing of this Agreement with (i) a certificate of merger with the Secretary of State of the State of Delaware, in such form as is required by, and executed in with, Section 252 of the DGCL and (ii) articles of merger with the Department of State of the State of Florida, in such form as is required by, and executed in accordance with, Section 607.1105 of the FBCA; provided, however, that if such certificate of merger and articles of merger specify a later time, then the Merger shall become effective upon such specified later time. The time of such effectiveness is hereinafter called the “Effective Time.”

     4.     ARTICLES OF INCORPORATION. The Articles of Incorporation of Coast Florida shall, as of the Effective Time, be amended and restated in their entirety (to, among other things, change the name of Coast Florida to “Coast Dental Services, Inc.”) as set forth on Exhibit A (the “Amended and Restated Articles of Incorporation”), and shall be the Articles of Incorporation of Coast Florida after the Effective Time in full force and effect unless and until the same shall thereafter be amended or repealed in accordance with the provisions thereof and the FBCA. Immediately prior to the Effective Time, Coast Florida shall file such Amended and Restated Articles of Incorporation with the Department of State of the State of Florida.

     5.     BYLAWS. The Bylaws of Coast Florida in existence as of the Effective Time shall be the Bylaws of Coast Florida at the Effective Time, and shall continue in full force and effect after the Effective Time unless and until thereafter the same shall be amended or repealed in accordance with the provisions thereof, the Amended and Restated Articles of Incorporation of Coast Florida and the FBCA.

     6.     DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of CDS immediately prior to the Effective Time shall be and constitute the directors and officers of Coast Florida until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Amended and Restated Articles of Incorporation and Bylaws of Coast Florida and the FBCA.

     7.     REQUIRED APPROVALS. This Agreement is subject to the adoption and approval at the Annual Meeting of the holders of a majority of the outstanding shares of the CDS common stock entitled to vote thereon at the Annual Meeting (the “CDS Shareholder Approval”). As of April           , 2002,            shares of common stock, par value $0.001 per share, of CDS (the “CDS Common Stock”) were outstanding. This Agreement has been adopted and approved by CDS, the sole shareholder of Coast Florida, in accordance with Section 607.1103 of the FBCA. As of April 28, 2000, 100 shares of common stock, par value $0.01 per share, of COAST Florida (the “Coast Florida Shares”) were outstanding.

     8.     CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any securities thereof:

(a) Cancellation of Certain Capital Stock of CDS. Each of the shares of CDS Common Stock that are owned by CDS as treasury stock or any of its subsidiaries shall be canceled and cease to exist.

(b) Conversion of CDS Common Stock. Each issued and outstanding share of CDS Common Stock (excluding shares canceled under Section 8(a)) shall be converted into the right to receive one fully paid and non-assessable share of common stock, par value $0.001, of Coast Florida (the “CF Common Stock”).

(c) Conversion of CDS Stock Options. Each stock option of CDS to purchase shares of CDS Common Stock (the “CDS Stock Options”) issued pursuant to CDS stock option plans (as assumed by COAST Florida by virtue of the Merger) shall be converted into the right to receive a stock option to purchase, on the same terms and conditions as were applicable under such CDS Stock Options, the same number of shares of CF Common Stock, and each agreement representing such CDS Stock Options shall for all purposes be deemed to evidence the ownership of a stock option to purchase shares of COAST Common Stock.

(d) Cancellation of CDS Securities Upon Conversion. Upon the conversion of the CDS Common Stock and the CDS Stock Options pursuant to paragraphs (b) and (c) of this Section 8, respectively, such securities shall be canceled and cease to exist, and each holder a certificate or instrument representing such securities shall cease to have any rights with respect thereto, other than the right to receive securities of Coast Florida as provided in paragraphs (b) and (c) above, as the case may be.

(f) Cancellation of the Coast Florida Shares. Each Coast Florida Share that is issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist.

     9.     CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of CDS shall be closed and no transfer of any capital stock of CDS shall thereafter be made . If, at the Effective Time, certificates representing any shares of such capital stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the merger consideration specified in Section 8.

     10.     REPRESENTATIONS AND WARRANTIES. Each Constituent Corporation hereby represents and warrants to the other that such Constituent Corporation: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the approval of its board of directors to effect the Merger; and (iii) has full power and authority to execute, deliver and perform this Agreement.

     11.     CLOSING CONDITIONS; THE CLOSING.

(a) Closing Conditions. The consummation of the Merger and the other transactions contemplated hereby is conditioned upon the satisfaction of the following conditions: (i) the CDS Shareholder Approval shall have been obtained; (ii) all required consents, orders, approvals and all other requirements prescribed by applicable law or otherwise shall have been obtained; and (iii) there shall not be any pending or threatened litigation, action or proceeding concerning the Merger or any other transaction contemplated by this Agreement that, in the judgment of the Board of Directors of CDS, would materially adversely affect any Constituent Corporation or any right of their shareholders. The Constituent Corporations shall use their commercially reasonable efforts to satisfy the foregoing conditions.

(b) Closing. The closing under this Agreement shall occur on a date not more than ten business days following the satisfaction of the foregoing conditions at a place mutually agreed upon by the Constituent Corporations.

     12.     TERMINATION OR ABANDONMENT OF THE MERGER. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the respective Board of Directors of CDS, if the Board of Directors of CDS shall determine, whether before or after having received shareholder approval, for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interest of CDS or its shareholders.

     13.     AMENDMENTS. At any time prior to the Effective Time, the Constituent Corporations may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of CDS, it would adversely affect the rights and interests of CDS shareholders in any material respect.

     14.     FURTHER ASSURANCES. The Constituent Corporations each agree to execute such documents and instruments and to take such further action as may be necessary or desirable to consummate the Merger.

     15.     BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either Constituent Corporation without the consent of the other Constituent Corporation. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Constituent Corporations.

     16.     COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute one and the same instrument.

     17.     INSPECTION OF AGREEMENT. A copy of this Agreement is on file at the principal place of business of Coast Florida, c/o Coast Dental Services, Inc., 2502 North Rocky Point Drive, Suite 1000, Tampa, Florida 33607, and will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of either Constituent Corporation.

     18.     GOVERNING LAW. This Agreement shall in all respects be construed under and in accordance with the laws of the State of Florida applicable to contracts to be fully performed in such State, without giving effect to applicable choice of law principles.

     19.     HEADINGS. The headings set forth herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     20.     SERVICE OF PROCESS. From and after the Effective Time, Coast Florida hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of either Constituent Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding.

     21.     EXTENSIONS OF TIME. At any time prior to the Effective Time, the Constituent Corporations may, by written agreement, extend time for performance of any of their obligations or other acts hereunder.

     IN WITNESS WHEREOF, each of CDS and Coast Florida has caused this Agreement and Plan of Merger to be executed on its behalf by its officers duly authorized, all as of the date first above written.

COAST DENTAL SERVICES, INC

By:

Name:

Title:

COAST FLORIDA ACQUISITION, INC.

By:

Name:

Title:

APPENDIX B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
COAST DENTAL SERVICES, INC.

     The undersigned, acting as incorporator of a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the “Act”), hereby adopts the following Articles of Incorporation for such Corporation:

     1.     Name. The name of the Corporation is Coast Dental Services, Inc. (the “Corporation”).

     2.     Address and Registered Agent. The principal office of the Corporation is located at 2502 Rocky Point Drive, Suite 1000, Tampa, Florida 33607. The Registered Office’s address is 101 East Kennedy Boulevard, Suite 2800, Tampa, Florida 33602. The Registered Agent at such address is Edward J. Richardson.

     3.     Purpose. The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Act.

     4.     Authorized Shares. This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 2,000,000. The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of Capital Stock of the Corporation are as follows:

A. Common Stock. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the shareholders and shall have one vote for each share held by him of record. Subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board of Directors”), out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

B. Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(1) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased

(but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

(2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10) the ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(11) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     5.     Name and Mailing Address of Incorporator. The name and mailing address of the incorporator is Terek Diasti, 25400 U.S. Highway 19, Suite 225, Clearwater, Florida 34623.

     6.     Names and Mailing Addresses of Initial Directors. The names of the persons who are to serve as the initial directors of the Corporation are set forth below. Each initial director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Dr. Terek Diasti
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607

Dr. Adam Diasti
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607

Donald R. Millard
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607

Geoffrey L. Faux
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607

Darrell C. Smith
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607

     7.     Board of Directors.

A. Number, Class and Term. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Dr. Terek Diasti and Mr. Millard are each hereby designated to serve as a Class I director for a one-year term, Dr. Adam Diasti and Mr. Smith are each hereby designated to serve as a Class II director for a two-year term and Mr. Faux is hereby designated to serve as Class III director for a three-year term. At each annual meeting of shareholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

B. Vacancies. Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

C. Removal. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of Voting Stock (as defined in Section 11); provided, however, that if a proposal to remove a director for cause is made by or on behalf of an Interested Shareholder (as defined in Section 11) or a director affiliated with an Interested Shareholder, then, such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares (as hereinafter defined). For the purposes of this Section 7(C), “Disinterested Shares” means, as to any Interested Shareholder, shares of Voting Stock held by shareholders other than such Interested Shareholder.

D. Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7 unless expressly provided by such terms.

E. Ballot. Election of directors need not be by ballot unless the By-Laws so provide.

F. Powers. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Florida, of these Articles of Incorporation, and to any By-Laws from time to time made by the shareholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

G. Changes. The Board of Directors shall have the concurrent power with the shareholders to make, alter, amend, change, add to or repeal (collectively referred to as a “Change”) the By-Laws of the Corporation; provided, however, that any Change of the By-Laws must be approved either by (i) a majority of the authorized number of directors and, if one or more Interested Shareholders exist, by a majority of the directors who are Continuing Directors (as defined in Section 11), or (ii) the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Shareholder or a director affiliated with an Interested Shareholder, by the affirmative vote of the holders of a majority of the Disinterested Shares.

     8.     Written Action. If the outstanding shares of the Common Stock are held of record by more than twenty-five (25) shareholders, then no action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken by written consent without a meeting of such shareholders.

     9.     Liability for Monetary Damages. No director of the Corporation shall be personally liable to the Corporation or any other person for monetary damages for any statement, vote, decision, act or failure to act, regarding corporate management or policy, by such director as a director, except for liability under the Act and other applicable law. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended. No amendment to or repeal of this Section 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director occurring prior to such amendment.

     10.     Indemnification. The Corporation shall, to the full extent permitted by Florida law, indemnify any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by Florida law, indemnify any person who is or was an employee or agent of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     11.     Business Combination.

A. Special Vote by Shareholders. In addition to any affirmative vote required by law or these Articles of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section 11(B) of these Articles of Incorporation, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. Regular Vote by Shareholders. The provisions of Section 11(A) of these Articles of Incorporation shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Section 11(B)(1) or (B)(2) are met, or in the case of a Business

Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereinafter defined), if the conditions specified in the following Section 11(B)(1) are met:

(1) The Business Combination shall have been approved either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder) of the Continuing Directors (as hereinafter defined).

(2) All of the following conditions shall have been met:

(a) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under the following clauses (i) and (ii): (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock; and (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

(b) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under the following clauses (i), (ii) and (iii): (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

(c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

(d) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock) except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving the effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Capital Stock.

(e) After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

(g) Such Interested Shareholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

The provisions of this Section 11(B) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

C. Definitions. The following definitions shall apply with respect to this Section 11:

(1) The term “Business Combination” shall mean: (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (x) any Interested Shareholder or (y) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $1,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the shareholders’ equity (in the case of transactions in Capital Stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation’s By-Laws or to these Articles of

Incorporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

(2) The term “Capital Stock” shall mean all Capital Stock of the Corporation authorized to be issued from time to time under Section 4 of these Articles of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

(3) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(4) The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or any shareholder of the Corporation prior to the adoption of these Articles of Incorporation) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate (other than any shareholder prior to the adoption of these Articles of Incorporation) of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(5) A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or

Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Shareholder pursuant to Section 11(C)(4) of these Articles of Incorporation, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Section 11(C)(5), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

(7) The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in Section 11(C)(4) of these Articles of Incorporation, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

(8) The term “Continuing Director means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

(9) The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(10) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Sections 11(B)(2)(a) and 11(B)(2)(b) of these Articles of Incorporation shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

(D) Authority. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Section 11, on the basis of information known to them after reasonable inquiry, all questions arising under this Section 11, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Shareholder or an Affiliate or Associate of an interested Shareholder, (v) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of $1,000,000 or more and (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

(E) Fiduciary Obligation. Nothing contained in this Section 11 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

(F) No Duty to Approve. The fact that any Business Combination complies with the provisions of Section 11(B) of these Articles of Incorporation shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

(G) Proposed Action. For the purposes of this Section 11, a Business Combination or any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Section 11 (collectively, “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Shareholder or a person who thereafter would become such if (i) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or (ii) such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

(H) Amendment. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Shareholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Section 11; provided, however, that this Section 11(H) shall not apply to, and such sixty-six and two thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 11(C)(8) of these Articles of Incorporation.

     12.     Affiliated Transactions and Control Share Acquisitions. The Corporation shall not be governed by Sections 607.0901 and 607.0902 of the Act.

     13.     Special Meeting of Shareholders. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of the members of the Board of Directors; provided, however, that where a proposal requiring shareholder approval is made by or on behalf of an Interested Shareholder (as defined in Section 11 of these Articles of Incorporation) or director affiliated with an Interested Shareholder, or where an Interested Shareholder otherwise seeks action requiring shareholder approval, then the affirmative vote of a majority of the Continuing Directors (as defined in Section 11 of these Articles of Incorporation) shall also be required to call a special meeting of shareholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.

     14.     Changes. The Corporation reserves the right to Change (as defined in Section 7 of these Articles of Incorporation) any provision contained in these Articles of Incorporation or in the By-Laws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to Change Sections 7, 8, 9, and 13 of these Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this      day of         , 2002.

Terek Diasti, Incorporator

APPENDIX C

COAST DENTAL SERVICES, INC.
2502 Rocky Point Drive
Suite 1000
Tampa, Florida 33607
PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 1, 2002

     The undersigned, having received notice of the Annual Meeting of Coast Dental Services, Inc. to be held at 10:00 a.m. (local time), on August 1, 2002 (the “Meeting”), hereby designates and appoints Dr. Terek Diasti, with authority to act as proxy for the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxy being directed to vote as specified on the reverse side.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COAST DENTAL SERVICES, INC. AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN ONE DIRECTOR.

(Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING MATTERS. PLEASE MARK AN “X” IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY’S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	Proposal to elect the following nominee as Director: Geoffrey L. Faux.

FOR WITHHELD ☐ ☐

2.	Proposal to approve the reincorporation of the Company from the State of Delaware to the State of Florida.

FOR AGAINST ABSTAIN ☐ ☐ ☐

3.	Proposal to ratify Deloitte & Touche, LLP as the Company’s independent auditors until the conclusion of the 2003 Annual Meeting of Stockholders

FOR AGAINST ABSTAIN ☐ ☐ ☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated

Signature

Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.